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Exhibit 1

HQ/CS/CL.24B/9396
30 September 2002

Sir,

SUB: UNAUDITED FINANCIAL RESULTS (PROVISIONAL) FOR THE QUARTER ENDED 30
     SEPTEMBER  2002.

      In accordance with the Clause 41 of the Listing Agreement it is hereby informed that a Meeting of the Board of Directors of the Company is scheduled to be held on 21 October 2002 to consider and take on record the Quarterly Unaudited Financial Results (Provisional) for the quarter ended 30 September 2002.

Thanking you,

Yours faithfully,
For Videsh Sanchar Nigam Limited


R.N. Aditya
Asst. Company Secretary
To :

1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

2)    The Secretary, Madras Stock Exchange Limited, Post Box
      No.183, 11, Second Line Beach,  Chennai - 600 001. Fax No.(44) 524
      48 97.

3)    Security Code 32149, The Secretary, Calcutta Stock Exchange
      Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

4)    Security Code 22064, The Secretary, Delhi Stock Exchange
      Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

5)    Security Code 5251, The Asst. Manager (Listing), National
      Stock Exchange of India Limited, Capital Market - Listing,
      Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. : 497 29 93.

7)    Mr. Anish Kumar, The Bank of New York, Express Towers, 13th
      Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

8)    Head Office : M/s. Sharepro Services, Satam Estate, 3rd
      Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

9)    Ms.Caroline Yap,  Managing Director, International Client
      Services, New York Stock Exchange. No. :+1  2126565071

10)   Shri Hitendra Patil, Vice President (Operations)  Central
      Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 023. Fax : 267 3199

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11)   Shri A.K. Gupta, DGM(FA), for SEC filing requirements, Fax
      1195